UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2013 tw telecom inc.
(Exact name of Registrant as Specified in Charter)

Delaware	1-34243	84-1500624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 566-1000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 8, 2013, tw telecom holdings inc. (“twtc”), a wholly-owned subsidiary of the Company, entered into a real estate lease with Denver United LLC for a total of approximately 161,200 square feet in Lone Tree, Colorado for its National Operations Center, customer care and call center and general office support.  twtc intends to relocate its  National Operations Center to the new location in Littleton, Colorado shortly prior to October 2015 when the lease at its current facility in Greenwood Village, Colorado expires.  twtc will take possession of 33,300 square feet of the new location in January 2013, and will take possession of the remaining approximately127,900 square feet of the building during the summer of 2015.  The initial term of the lease expires October 31, 2030, with two ten-year renewal options available thereafter.  The lease provides twtc with certain rent concessions and tenant improvement allowances.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

By:	/s/ Tina Davis
Name:	Tina Davis
Title:	Senior Vice President and Deputy General Counsel

January 9, 2013